Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of
                                          the Commission Only (as
                                          permitted by Rule 14a-
                                          6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             Park Electrochemical Corp.
              (Name of Registrant as Specified in Its Charter)

            Park Electrochemical Corp.
      (Name of Person(s) Filing Proxy Statement, If Other than Registrant)

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      14a-6(i)(1) and 0-11.

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      applies:


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      computed pursuant to Exchange Act Rule 0-11 (set forth the
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[ ]   Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
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                    PARK ELECTROCHEMICAL CORP.
                          5 Dakota Drive
                   Lake Success, New York 11042
                          _______________

             Notice of Special Meeting of Shareholders
                         October 10, 2000
                          _______________



      A Special Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") will be held at the principal executive offices of the Company, 5 Dakota Drive, Lake Success, New York on October 10, 2000, at 10:00 o'clock A.M., New York time, for the purpose of considering and acting upon the following:

      1. The approval of a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30,000,000 shares to 60,000,000 shares.

      Only holders of record of Common Stock at the close of business on August 25, 2000 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.


                                 By Order of the Board of Directors,





                                          Jerry Shore
                                     Chairman of the Board





Dated:  September 6, 2000








ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE
MEETING.  IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE
AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT
PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.






                   PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York 11042
                       __________________

                  P R O X Y  S T A T E M E N T
                 Special Meeting of Shareholders
                        October 10, 2000
                       __________________


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Company") of proxies with respect to a Special Meeting of Shareholders of the Company to be held on October 10, 2000, and any adjournment or postponement thereof (the "Meeting"). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

      This Proxy Statement and the accompanying form of proxy are first being mailed on or about September 6, 2000 to all shareholders of record as of the close of business on August 25, 2000.

                               VOTING SECURITIES

      At August 25, 2000, the outstanding voting securities of the Company consisted of 10,494,426 shares of Common Stock, $.10 par value per share, of the Company (the "Common Stock"), each share of which, held of record at the close of business on August 25, 2000, is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum. With respect to the approval of the proposed amendment to the Company's Restated Certificate of Incorporation, abstentions and broker non-votes, if any, will have the same effect as voting against such amendment.

                              STOCK OWNERSHIP
Principal Stockholders

      The following table sets forth information as of August 25, 2000 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.

                                         Amount and
                                          Nature of      Percent
         Name and Address                Beneficial        of
        of Beneficial Owner              Ownership        Class

        Jerry Shore                     1,193,972 (a)      11.3%
        5 Dakota Drive
        Lake Success, NY 11042

        Loomis, Sayles & Company, L.P.    715,724 (b)       6.4%
        One Financial Center
        Boston, MA 02111

   _____________________


(a) Includes 60,000 shares of Common Stock which Jerry Shore may acquire pursuant to options, 112,410 shares owned by a member of Jerry Shore's family, of which he disclaims beneficial ownership, and 35,753 shares owned by a foundation, of which he disclaims beneficial ownership.

(b) Loomis, Sayles & Company, L.P., a registered investment adviser, holds shared investment power over all of such shares and sole voting power over 616,023 of such shares and shared voting power over 81,878 of such shares, all of which are issuable upon conversion of the Company's 5 1/2% Convertible Subordinated Notes due 2006, based on its
      Schedule 13G/A dated February 22, 2000, filed under the Exchange Act, which represented approximately 6.4% of the outstanding shares of the Company's Common Stock as of August 25, 2000, assuming conversion of such Notes into Common Stock.

Ownership of Directors and Executive Officers

      The following table sets forth information as of August 25, 2000 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and each executive officer currently employed by the Company who was identified in the Summary Compensation table in the proxy statement for the Company's 2000 annual meeting of shareholders and by all directors and executive officers of the Company as a group.

                                                  Amount and
                                                   Nature of
                                                  Beneficial      Percent
      Name of Beneficial Owner                     Ownership      of Class
      Mark S. Ain.............................       5,500(a)        *
      Anthony Chiesa..........................      75,500(b)        *
      Lloyd Frank.............................       7,000(c)        *
      Ronald F. Ostrow........................        -0-            *
      Brian E. Shore..........................     218,565(d)        2.0%
      Jerry Shore.............................   1,193,972(e)       11.4%
      Robert A. Forcier.......................      27,000(f)        *
      Emily J. Groehl.........................      11,950(g)        *
      Thomas T. Spooner.......................       5,164(h)  *
      All directors and executive
       officers as a group (14 persons).......   1,571,151(i)       14.6%
_________________
*     Less than 1%.

(a)   Consists of shares which Mark S. Ain may acquire pursuant to options.

(b) Includes 500 shares which Anthony Chiesa may acquire pursuant to options.

(c) Includes 3,000 shares which Lloyd Frank may acquire pursuant to options and 2,000 shares owned by a member of Lloyd Frank's family, of which he disclaims beneficial ownership.

(d) Includes 174,250 shares which Brian E. Shore may acquire pursuant to options.

(e)   See note (a) to the table under "Stock Ownership-Principal
      Stockholders" for information with respect to these shares.

(f) Includes 23,000 shares which Robert A. Forcier may acquire pursuant to options.

(g) Includes 6,062 shares which Emily J. Groehl may acquire pursuant to options.

(h) Includes 4,938 shares which Thomas T. Spooner may acquire pursuant to options.

(i) Includes 1,277,403 shares owned by directors and executive officers and 293,748 shares issuable to directors and executive officers upon exercise of options that are exercisable as of August 25, 2000 or become exercisable within 60 days thereafter.

PROPOSAL 1: APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
        TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Proposed Amendment

      At the Meeting, shareholders will be asked to approve a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 shares to 60,000,000 shares.

      The authorized capital stock of the Company now consists of 30,000,000 shares of Common Stock, $0.10 par value per share, and 500,000 shares of Preferred Stock, $1.00 par value per share. At August 25, 2000, 10,494,426 shares of Common Stock were outstanding and 1,463,442 shares were reserved for issuance upon exercise of outstanding options granted or which may be granted under the Company's 1992 Stock Option Plan, 2,370,342 shares were reserved for issuance upon conversion of the Company's 5 1/2% Convertible Subordinated Notes due 2006 and 103,000 shares were reserved for issuance upon exercise of the Company's option to purchase from the minority stockholder, and the minority stockholder's option to sell to the Company, the minority stockholder's 20% interest in Dielektra GmbH under the 1997 Agreement pursuant to which the Company acquired 80% of the capital stock of Dielektra GmbH. Accordingly, at August 25, 2000, 15,568,790 shares of Common Stock were available and not reserved for future issuance. No shares of preferred stock are outstanding.

Purpose and Effect of the Proposed Amendment

      The Board believes that it is desirable to effect a three-for-two stock split in order to achieve wider distribution and improved marketability of the Common Stock. The Board has approved, subject to the amendment of the Restated Certificate of Incorporation referred to below, a three-for-two stock split of the Common Stock. It is currently anticipated that the stock split would be payable November 8, 2000 to shareholders of record on October 20, 2000. Such a stock split would result in the issuance of approximately 6,790,009 additional shares of Common Stock (of which 1,542,796 shares would be issued to the Corporation's treasury) and the reservation for issuance of approximately 1,968,392 additional shares of Common Stock. Based on the 30,000,000 shares of Common Stock currently authorized under the Restated Certificate of Incorporation, after giving effect to the stock split, fewer than 8,354,000 shares would be available for future issuance. The Board believes that such limited number of shares of Common Stock available for future issuance could impede the Company's ability to make acquisitions, raise capital, and effect future stock splits and stock dividends, and could otherwise limit the number of shares available for general corporate purposes.

      Accordingly, the Board believes that a three-for-two stock split should not be effected unless additional authorized but unissued shares of Common Stock are available and the Board has made the stock split contingent upon an amendment to the Company's Restated Certificate of Incorporation increasing from 30,000,000 to 60,000,000 the number of authorized shares of Common Stock. Upon approval of the proposed amendment, the first sentence of the first paragraph of Section III of the Restated Certificate of Incorporation would be amended to read as follows:

      "The aggregate number of shares which the Corporation shall have the authority to issue shall consist of 60,000,000 shares of Common Stock of the par value of $.10 per share, and 500,000 shares of Preferred Stcok of the par value of $1 per share."

      If shareholders approve the proposed amendment to the Restated Certificate of Incorporation, the authorized capital of the Company will become 60,000,000 shares of Common Stock, and the Common Stock will be split three-for-two. Every two shares of issued Common Stock will be changed into three shares of Common Stock, and cash will be paid in lieu of fractional shares. The dollar amount of the Company's stockholders' equity account will not be affected by the stock split, but each new share will have attributed to it an amount equal to two-thirds of the amount previously attributed to each old share. Holders of the approximately 10,494,500 shares currently issued and outstanding will receive approximately 5,247,000 additional shares. The aggregate number of shares reserved for issuance as described above under the caption "Proposed Amendment" will be increased to approximately 5,905,000 shares. The approximately 38,353,500 remaining authorized but unissued shares (including the approximately 4,628,400 shares held in the Corporation's treasury) may be issued from time to time by the Board of Directors. It is not expected that further authorization from the shareholders for the issue of any such shares will be solicited except when such authorization is required by law or by the rules of the New York Stock Exchange. Additional shares of Common Stock will be available for use in acquisitions, in raising additional capital, in connection with stock splits and stock dividends and for other corporate purposes. At present, the Company has no specific plans and is not a party to any negotiations as to the issuance of any of the additional shares of Common Stock which are proposed to be authorized. Shareholders of the Company have no preemptive rights to subscribe to additional shares of Common Stock issued by the Company.

      The Board of Directors intends, upon the effectuation of the three-for-two stock split, to increase the quarterly cash dividend from the current rate of 8 cents per share to the equivalent of 9 cents per share on a pre-split basis. On a post-split basis, the quarterly cash dividend would be 6 cents per share, an increase of 12.5 percent over the 8 cents per share quarterly dividend paid on August 1, 2000 on the pre-split shares. The increased cash dividend is expected to be payable on November 8, 2000 to shareholders of record on October 20, 2000. If the proposed Amendment to the Restated Certificate of Incorporation is not approved by shareholders, the proposed 3-for-2 stock split and the proposed cash dividend increase will not take place.

      The Company does not believe that an increase in the number of authorized shares of Common Stock will have any anti-takeover effect although the percentage increase in authorized Common Stock is not proportionate to the three-for-two stock split. Consequently, the ratio of authorized shares available for issuance to shares already issued or reserved for issuance will increase. The Board will have a greater ability to dilute the stock ownership of any shareholder following the increase in authorized shares and the three-for-two stock split than it has at the present time.

      Nevertheless, the existence of authorized but unissued shares of Common Stock could be used in the future, through private sale, to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control of the Company, whether or not favored by a majority of unaffiliated shareholders, with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the Common Stock. The Company has no present intention to issue securities for such purpose, and the Company is not aware of any proposal or attempt to acquire control of the Company.

      If the amendment to the Restated Certificate of Incorporation is approved by shareholders, the Board of Directors will take formal action to declare the three-for-two stock split and it is currently anticipated that the stock split will be payable on November 8, 2000 to shareholders of record on October 20, 2000. Certificates representing pre-split shares will remain outstanding and will not be surrendered. Each of those certificates will automatically represent the same number of new shares, and the Company will issue to each holder of record at the close of business on the record date for the stock split certificates representing one new share for every two old shares then held of record. In lieu of the issuance of fractional shares as a result of the stock split, the Company will mail to each shareholder who would otherwise receive a fractional share, a check representing payment of cash based on such fractional portion of the price for the last trade of the Common Stock on the record date as reported on the New York Stock Exchange.

      Counsel for the Company has advised the Company that neither the amendment to the Restated Certificate of Incorporation, if adopted, nor the stock split will result, under present United Stated Federal income tax laws, in any gain or loss to the shareholders or to the Company for Federal income tax purposes, except that the payment of cash to a shareholder in lieu of a fractional share may result in gain or loss to such shareholder.

Required Vote

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required for the approval of the proposed amendment to the Restated Certicate of Incorporation.

Recommendation of the Board

      The Board of Directors unanimously recommends that shareholders vote FOR the proposed amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Proxies will be voted on this proposal in accordance with their terms and, in the absence of contrary instructions, for approval of the proposed amendment.


                           SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the year 2001 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 5, 2001. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by April 13, 2001. The Company's By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 13, 2001 and not earlier than March 14, 2001.


OTHER MATTERS

      The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, telephone, telegraph, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $6,000, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.






      The Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Meeting, including matters incident to the conduct of the Meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                                    By Order of the Board of Directors,



                                               Jerry Shore
                                          Chairman of the Board



Dated:  September 6, 2000

[PROXY CARD]


                        PARK ELECTROCHEMICAL CORP.
        PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OCTOBER 10, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints ANTHONY CHIESA, LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at the Company's principal executive offices, 5 Dakota Drive, Lake Success, New York on October 10, 2000 at 10:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

  The Board of Directors recommends a vote "FOR" proposal 1.

(1)   PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION TO
      INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      [  ] FOR        [  ] AGAINST       [  ] ABSTAIN


(2) The transaction of such other business as may properly come before the meeting.

      Each properly executed proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted "FOR" proposal 1, and in the discretion of the Proxies on any other business as may properly come before the meeting.

      The undersigned hereby acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

                              Dated:____________________, 2000

                              ________________________________

                              ________________________________
                              (Signature(s) of Shareholder(s))


                  Please date and sign exactly as name appears hereon. Executors, administrators, trustees, etc. must so indicate when signing. If shares are held jointly, both owners should sign.